EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-164629) on Form S-1 of The Frontier Fund of our report dated March 22, 2010, relating to our audits of the financial statements of the Frontier Diversified Series, Frontier Dynamic Series, Frontier Long/Short Commodity Series, Frontier Masters Series, Balanced Series, Campbell/Graham/Tiverton Series (formerly Campbell/Graham Series), Currency Series, Long Only Commodity Series, Managed Futures Index Series, Winton Series and the Winton/Graham Series (formerly Graham Series) of The Frontier Fund (collectively, the Trust), which appears in the Annual Report on Form 10-K of the Trust for the year ended December 31, 2009.

We also consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” and “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP

Denver, Colorado
March 22, 2010